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                                                                   EXHIBIT 10.20


                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

                                     BETWEEN

                                ROCHE BIOSCIENCE

                                       AND

                                 COMBICHEM, INC.

                                October 25, 1996

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                                TABLE OF CONTENTS


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                                                                                   Page
                                                                                   ----
1.     DEFINITIONS.................................................................  1

2.     RESEARCH COLLABORATION......................................................  6
       2.1    CCI Responsibilities.................................................  6
       2.2    RBS Responsibilities.................................................  6
       2.3    Participation by RBS Affiliates......................................  6

3.     RESEARCH PROGRAMS...........................................................  6
       3.1    Selection of Approach................................................  6
       3.2    Lead Generation Program..............................................  6
       3.3    Lead Evolution Program...............................................  7
       3.4    Lead Optimization Program............................................  7
       3.5    Termination                 ***         ...............................7
       3.6    Termination                 ***          ............................  7
       3.7    Extension of Programs................................................  7

4.     TARGETS.....................................................................  8
       4.1    Initial Targets......................................................  8
       4.2    Optional Targets.....................................................  8
       4.3    Related Targets......................................................  8
              4.3.1  Identification of Related Targets Prior to Commencement of
              Research Program.....................................................  8
              4.3.2  Identification of Related Targets During Research Progr8m.....  8
       4.4    Related Target Becoming Optional Target..............................  9
       4.5    Refining Collaboration Targets.......................................  9
       4.6    Maximum Number of Targets............................................  9

5.     TARGET EXCLUSIVITY..........................................................  9
       5.1    Collaboration Target Exclusivity.....................................  9
       5.2    Related Target Exclusivity...........................................  9

6.     COLLABORATION COMPOUNDS..................................................... 10
       6.1    Collaboration Compound Exclusivity................................... 10
       6.2    Pre-Existing and Restricted Compounds................................ 10
       6.3    Intellectual Property Rights......................................... 10
       6.4    Screening Rights..................................................... 10

       6.5    Active Collaboration Compounds Against Related Targets............... 11
       6.6    Supply of Collaboration Compounds.................................... 11


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
7.     RESEARCH MANAGEMENT & PLAN.................................................. 11
       7.1    Research Management Committee........................................ 11
       7.2    Project Teams........................................................ 12
       7.3    Research Plans....................................................... 12

8.     COLLABORATION TERM AND TERMINATION.......................................... 12
       8.1    Term................................................................. 12
       8.2    Termination by RMC................................................... 12
       8.3    Termination by RBS or CCI............................................ 12
       8.4    Termination of Research Funding...................................... 12

9.     PAYMENT OBLIGATIONS......................................................... 13
       9.1    Project Initiation Fee............................................... 13
       9.2    Research Funding..................................................... 13
       9.3    Milestone Payments................................................... 13
       9.4    Royalties............................................................ 13
              9.4.1  Royalty Rates................................................. 13
              9.4.2  Other Patents................................................. 14
              9.4.3  Combination Product........................................... 14
       9.5    Option to Purchase Equipment......................................... 14

10.    LOGISTICS OF PAYMENT; REPORTS; RECORDS; AUDITS.............................. 15
       10.1   Payment and Reports.................................................. 15
       10.2   Method of Payment.................................................... 15
       10.3   Roche Exchange Rate.................................................. 15
       10.4   CCI Exchange Rate.................................................... 15
       10.5   Financial Records and Audit Rights................................... 16
       10.6   Time Records......................................................... 16
       10.7   Taxes................................................................ 16

11.    LICENSE GRANT............................................................... 16
       11.1   CCI Grant to RBS..................................................... 16
       11.2   RBS Due Diligence Failure............................................ 17
              11.2.1 RBS Grant Back to CCI......................................... 17
              11.2.2 Flat Fee...................................................... 17
              11.2.3      ***             ......................................... 17

12.    TERM AND TERMINATION OF THE AGREEMENT....................................... 17
       12.1   Term................................................................. 17
       12.2   Termination.......................................................... 17
       12.3   Results of Termination............................................... 17

13.    CONFIDENTIAL INFORMATION.................................................... 18
       13.1   Nondisclosure........................................................ 18
       13.2   Exceptions........................................................... 18


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
14.    PUBLICATIONS................................................................ 18

15.    PUBLIC STATEMENTS........................................................... 19

16.    INDEMNIFICATION............................................................. 19

17.    ASSIGNABILITY............................................................... 19

18.    DISPUTE RESOLUTION PROCEDURES............................................... 19
       18.1   Senior Executives Discussions........................................ 19
       18.2   Non-Binding Mediation................................................ 20
       18.3   Binding Arbitration.................................................. 20
       18.4   Injunctive Relief.................................................... 20

19.    NOTICES..................................................................... 21

20.    INDEPENDENT CONTRACTOR...................................................... 22

21.    SURVIVAL.................................................................... 22

22.    ADDITIONAL TERMS............................................................ 22
       22.1   Entire Agreement..................................................... 22
       22.2   Amendments; No Waiver................................................ 22
       22.3   Validity............................................................. 22
       22.4   Headings............................................................. 22
       22.5   Counterparts......................................................... 22


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                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

        THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the
"Agreement") is entered into on October 25, 1996 (the "Effective Date"), by and between ROCHE BIOSCIENCE, a division of Syntex (U.S.A.) Inc., a Delaware corporation, having offices at 3401 Hillview Avenue, Palo Alto, California 94304 ("RBS") and COMBICHEM, INC. a California corporation having offices at 9050 Camino Santa Fe, San Diego, California 92121 ("CCI"). RBS and CCI may be referred to herein as a "Party" or, collectively, as "Parties."

        WHEREAS, CCI has developed and owns certain drug discovery technology and intellectual property rights, including chemical library design software, combinatorial organic synthesis methods, chemical libraries suitable for high throughput biological screening assays and medicinal chemistry;

        WHEREAS, the Parties wish to collaborate with the objective of accelerating RBS's drug discovery activities using CCI Technology (as defined below) in Research Programs (as defined below) against Collaboration Targets (as defined below) (the "Collaboration");

        NOW, THEREFORE, the Parties agree as follows:

1.      DEFINITIONS

        1.1 "Additional Royalties" has the meaning set forth in Section 9.4.2.

        1.2 "ADR" has the meaning set forth in Section 18.2.

        1.3 "Affiliate" of a Party means any corporation or other business entity controlled by, controlling or under common control with such Party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting or income interest in such corporation or other business entity, or if not meeting the preceding requirement, any company owned or controlled by or owning or controlling a Party at the maximum control or ownership right permitted in the country where such company exists; provided, however, Genentech, Inc., with offices located at 460 Point San Bruno Boulevard, South San Francisco, California, 94080, shall not be considered an Affiliate of RBS unless RBS so notifies CCI that Genentech shall be deemed an Affiliate.


        1.4 "CCI Net Sales" means the gross sales invoiced by CCI or its Affiliates or sublicensees for Returned Products to non-Affiliated third parties less (i) actual deductions of returns (including withdrawals and recalls), rebates (price reductions, including Medicaid and similar types of rebates e.g. chargebacks), volume (quantity) discounts, discounts granted at the time of invoicing, sales taxes and other taxes (other than income taxes) directly linked to and included in the gross sales amount as computed on a product-by-product basis for the countries concerned, whereby the amount of such sales in foreign currencies is converted into United States dollars in accordance with Section
10.4 (the "CCI Adjusted Gross Sales"), and



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(ii) less a lump sum deduction of *** of *** for those sales related deductions which are not accounted for on a product-by-product basis.


        1.5 "CCI Technology" means those CCI Patents and know-how related exclusively to the Collaboration Compounds.

        1.6 "Collaboration" has the meaning set forth in the preamble.

        1.7 "Collaboration Compound Exclusivity Period" for a Collaboration Compound means (a) with respect to a Collaboration Compound with Target Activity, the earlier of (i) the publication of a Patent covering the Collaboration Compound or (ii) five (5) years following the end of the applicable Research Program Period; and (b) with respect to a Collaboration Compound with no Target Activity, the earlier of (i) the publication of a Patent covering the Collaboration Compound or (ii) two (2) years following the end of the applicable Research Program Period.

        1.8 "Collaboration Compounds" means Library Compounds and Derivative Compounds synthesized under the direction of the RMC, by either RBS or CCI or their respective Affiliates.

        1.9 "Collaboration Library" means a library synthesized under the direction of the RMC, containing compounds designed to provide information regarding activity against a specific Collaboration Target.

        1.10 "Collaboration Product(s)" means any product containing a compound which has demonstrated activity against a Collaboration Target and is either (i) a Library Compound or (ii) a Derivative Compound.

        1.11 "Collaboration Target" means either an Initial Target or an Optional Target.

        1.12 "Collaboration Target Exclusivity Period" for a Collaboration Target means two years following the end of the applicable Research Program Period.

        1.13   "Collaboration Term" has the meaning set forth in Section 8. 1.


        1.14 "Combination Product" has the meaning set forth in Section 9.4.3.


        1.15 "Confidential Information" includes (i) all information and materials received by either Party from the other Party either prior to execution of or pursuant to this Agreement; (ii) all structure-activity data or structure data relating to a Collaboration Compound; and (iii) the material financial terms of this Agreement.

        1.16 "Development Candidate" means a Collaboration Compound that has been selected by RBS for *** studies for an Initial Target, Optional Target or Related Target.


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        1.17 "Derivative Compound" is a compound which meets the following criteria:

If a compound is synthesized ***the relevant     If a compound is synthesized during the time
Collaboration Target Exclusivity Period, it      period***the relevant Collaboration Target
must                                             Exclusivity Period and***the relevant
                                                 Collaboration Compound Exclusivity Period,
                                                 it must

(i) result from a chemical synthesis program     (i) result from a chemical synthesis program
directly based on*** or                          directly based on*** or

(ii) be based on ***  *** ***                    (ii)*** data *** under  ***

                                                 AND

                                                 (iii)  be a compound that is ***
                                                 ***(as defined below) in existence at the
                                                 time the Research Program is terminated
                                                 shall not be deemed a Derivative Compound.

        1.18 "$" or "dollar" means United States currency.

        1.19 "Due Diligence" means the use of Roche resources in a manner which is consistent with the exercise of prudent scientific and business judgment as applied to other Roche programs targeting products aimed at markets or patient groups of similar sizes and of similar scientific and commercial potential.

        1.20 "Field" means all therapeutic and diagnostic indications for the Collaboration Targets and the Related Targets.


        1.21 "First Commercial Sale" of a Product shall mean the first sale for use or consumption of such Product in a country after required marketing and pricing approval has been granted by the governing health regulatory authority of such country. Sale to an Affiliate or sublicensee shall not constitute a First Commercial Sale unless the Affiliate or sublicensee is the end user of the Product.

        1.22 "Flat Fee" has the meaning set forth in Section 11.2.2.

        1.23 "Initial Targets" has the meaning set forth in Section 4. 1.

        1.24 "Lead Evolution Program" has the meaning set forth in Section 3.3.

        1.25 "Lead Generation Program" has the meaning set forth in Section 3.2.

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        1.26 "Lead Optimization Program" has the meaning set forth in Section
3.4.


        1.27 "Library Compound" means a compound contained in a Collaboration Library and which compound is not a Pre-existing Compound or a Restricted Compound (unless that Restricted Compound becomes a Development Candidate).


        1.28 "Losses" has the meaning set forth in Section 16.


        1.29 "Net Sales" means the gross sales invoiced by RBS or its Affiliates or sublicensees for Products to non-Affiliated third parties less (i) actual deductions of returns (including withdrawals and recalls), rebates (price reductions, including Medicaid and similar types of rebates e.g. chargebacks), volume (quantity) discounts, discounts granted at the time of invoicing, sales taxes and other taxes (other than income taxes) directly linked to and included in the gross sales amount as computed in the central Roche's Swiss Francs Sales Statistics on a product-by-product basis for the countries concerned, whereby the amount of such sales in foreign currencies is converted into Swiss Francs in accordance with Section 10.3 (the "Adjusted Gross Sales"), and (ii) less a lump sum deduction of *** of Adjusted Gross Sales for those sales related deductions which are not accounted for on a product-by-product basis.


        1.30 "Non-Royalty Bearing Component(s)" has the meaning set forth in
Section 9.4.3.

        1.31 "Optional Targets" means a Target that is added to the Collaboration in accordance with Section 4.2.

        1.32 "Patent" means (i) valid and enforceable Letters Patent, including any extension (including Supplemental Protection Certificate), registration, confirmation, reissue, continuation, divisionals, continuation-in-part, reexamination or renewal thereof, and (ii) pending applications for any of the foregoing.

        1.33 "Patent Protected" means that a Product is covered by a Valid Claim of patent rights with respect to such Product in the country where sold.

        1.34 "Pre-existing Compound" means any compound that is in existence at the commencement of a Research Program which may be contributed to the Collaboration Library by RBS or CCI and with such contributed compound owned by any of RBS, CCI, their Affiliates or a Third Party.


        1.35 "Prior Art" with respect to determining whether a compound is a Derivative Compound shall be determined by using the standards of patentability of such compound with respect to either chemical or biological activity.


        1.36 "Product(s)" means Collaboration Product(s) and/or Related Product(s).

        1.37 "Project Leader" means the person appointed by a Party to supervise and be

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accountable for that Party's responsibilities with respect to a Research
Program.


        1.38 "Publications Committee" shall consist of the co-chairs of the RMC.

        1.39 "Related Product(s)" shall mean any product containing a compound which has demonstrated activity against a Related Target in accordance with
Section 6.5 and is either (i) a Library Compound or (ii) a Derivative Compound.

        1.40 "Related Target" means a Target which the parties have identified, in accordance with Section 4.3, as being closely related to a Collaboration Target.

        1.41 "Related Target Exclusivity Period" means the term of a Research Program for the associated Initial Target or Optional Target plus twelve (12) months.

        1.42 "Related Target Notice' has the meaning set forth in Section 6.5.


        1.43 "Research Program" means any or all of a Lead Evolution Program or a Lead Generation Program or a Lead Optimization Program.

        1.44 "Research Program Period" means two years from commencement of a Lead Generation Program and one year from commencement of a Lead Optimization Program or a Lead Evolution Program, unless any such Research Program is terminated early or extended pursuant to the terms of this Agreement.


        1.45 "Restricted Compound" means a compound that RBS may synthesize during the course of a Research Program as part of another collaboration against a Target other than a Collaboration Target or Related Target but which RBS screens against a Collaboration Target or Related Target.


        1.46 "Returned Product" has the meaning set forth in Section 11.2.l.

        1.47 "Roche" means RBS and its Affiliates.

        1.48 "Royalty Bearing Component(s)" has the meaning set forth in Section 9.4.3.

        1.49 "Royalty Paying Party" has the meaning set forth in Section 10.5.

        1.50 "Royalty Receiving Party" has the meaning set forth in Section
10.5.

        1.51 "Royalty Term" means, in the case of any Product, in any country, the period of time commencing on the First Commercial Sale and ending upon the later of (a) ten (10) years from the date of First Commercial Sale in such country; or (b) the expiration of the last to expire issued Patent with claims covering that Product in the relevant country.

        1.52 "Target" means a biomolecular entity that a small molecule is synthesized against demonstrating relevant activity.



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        1.53 "Target Activity" means having activity that meets *** of the criteria specified for the *** for the appropriate Collaboration Target during the relevant Research Program Period, which criteria are set forth on Appendix A.


        1.54 "Territory" means all countries world-wide.


        1.55 "Third Party" means any entity other than CCI or RBS or an Affiliate of CCI or RBS.

        1.56 "UIL" means CCI's proprietary Universal Informer Library(TM).

        1.57 "Valid Claim" means a claim of an issued Patent which claim has not lapsed, been canceled or become abandoned and has not been declared invalid by an unreversed and unappealable decision or judgment of a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

2.      RESEARCH COLLABORATION

        2.1 CCI RESPONSIBILITIES. CCI will conduct Research Programs against Collaboration Targets in accordance with the terms of this Agreement.

        2.2 RBS RESPONSIBILITIES. RBS will provide funding for the Collaboration as outlined in Article 9.2, provide screening, biological, and structural data to CCI with respect to the Collaboration Compounds necessary for CCI to perform its duties under this Agreement, and will assume scientific, financial and administrative responsibility for screening and biological support activities, drug development and regulatory filings during and after the term of Collaboration in accordance with the terms of this Agreement.

        2.3 PARTICIPATION BY RBS AFFILIATES. Upon an Affiliate of RBS agreeing in writing to be bound by the terms and conditions of this Agreement, RBS may propose Optional Targets on behalf of such Affiliate. Employees of such Affiliate may become Project Leaders and RBS may designate employees of such Affiliate to be members of the RMC as specified in Article 7 hereof.

3.      RESEARCH PROGRAMS


        3.1 SELECTION OF APPROACH. The parties shall agree upon one of the approaches set forth below for each Research Program against each Collaboration Target. The start date of each Research Program shall be as decided by the RMC, but at least one of the Research Programs for the Initial Targets shall have commenced by January 1, 1997, and the final two Research Programs for the Initial Targets shall have commenced by May 1, 1997.

        3.2 LEAD GENERATION PROGRAM. In a Lead Generation Program, only the Target is known. There are no robust structural hypotheses available that will facilitate rapid inhibitor, agonist or antagonist design. The Lead Generation Program requires use of the UIL.


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Potential Development Candidates will be identified through iterative generations of Collaboration Libraries resulting in compounds with increased selectivity/affinity with respect to the Collaboration Target. A Lead Generation Program will last *** unless terminated *** sooner pursuant to Section 3.5 or
Section 8.2 or Section 8.3 or extended pursuant to Section 3.7.

        3.3 LEAD EVOLUTION PROGRAM. A Lead Evolution Program is a research program in which RBS provides CCI data on a lead series for evolution to a different structural series or there exists a robust structural hypothesis available that will facilitate rapid inhibitor, agonist or antagonist design. Potential Development Candidates will be identified through iterative generations of Collaboration Libraries. A Lead Evolution Program will last *** unless terminated *** sooner pursuant to Section 3.6 or Section 8.2 or Section
8.3 or extended pursuant to Section 3.7.

        3.4 LEAD OPTIMIZATION PROGRAM. A Lead Optimization Program is a research program in which RBS provides CCI with data on a suboptimal lead series for iteration and refinement. A Lead Optimization Program will last *** unless terminated sooner pursuant to Section 8.2 or Section 8.3 or extended pursuant to
Section 3.7.

        3.5 TERMINATION *** . If the first milestone is not achieved in a Timely Fashion for any Lead Generation Program, the Program will either be terminated or *** depending on which of these options is more appropriate in the determination of the RMC. "Timely Fashion" for any Lead Generation Program shall mean the time necessary to accomplish all of the following: (i) screening of the UIL to generate hypotheses; (ii) synthesis and screening of a library designed based upon hypotheses generated in (i); and (iii) synthesis and screening of a library designed based upon hypotheses generated in (ii). A program cannot be terminated for failure to meet the milestone in a Timely Fashion in less than *** following initiation of such Research Program unless the RMC agrees otherwise.

        3.6 TERMINATION *** If the first milestone is not achieved in a Timely Fashion for any Lead Evolution Program, the Program will either be terminated or *** depending on which of these options is more appropriate in the determination of the RMC. "Timely Fashion" for any Lead Evolution Program shall mean the time necessary to accomplish the following: (i) synthesis and screening of libraries designed based upon data from RBS or CCI or existing literature; (ii) synthesis and screening of a library designed based upon hypotheses generated in (i); and
(iii) synthesis and screening of a library designed based upon hypotheses generated in (ii). A program cannot be terminated for failure to meet the milestone in a Timely Fashion in less than *** following initiation of such Research Program unless the RMC agrees otherwise.


        3.7 EXTENSION OF PROGRAMS. The term of any Research Program may be extended up to an additional six (6) months per Research Program upon the recommendation of the RMC, provided, however, that the aggregate amount of extensions for Research Programs shall not exceed an incremental aggregate total of FTEs equal to ***

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*** over the life of this Agreement for all such Research Program extensions.


4.      TARGETS

        4.1 INITIAL TARGETS. The Collaboration will initially focus on the following Targets: *** *** *** *** (collectively, the "Initial Targets"). Prior to the proposed commencement date of a Research Program for an Initial Target, RBS may substitute another Target as an Initial Target. Acceptance of a proposed substitute Initial Target shall follow the procedures set forth in Section 4.2 for selection of Optional Targets.


        4.2 OPTIONAL TARGETS. During the Collaboration Term, RBS may add up to *** additional Targets to the Collaboration as Optional Targets with the Research Program for such Optional Target to begin with ninety (90) days of notification or as mutually agreed by the parties. If RBS is interested in adding a Target to the Collaboration, RBS shall notify CCI in writing that it wishes to make such Target an Optional Target. If CCI has delivered a term sheet to any Third Party and remains engaged in discussions to enter into a binding agreement with such Third Party with respect to the proposed Target at the time of notification, CCI shall inform RBS that such proposed Target is not available. Otherwise CCI shall negotiate with RBS in good faith, based upon reasonable scientific judgment, to add such Target as an Optional Target. The RMC will establish the specific scientific achievements for such Target that correspond to (i) the Milestone Structure Schedule in Appendix A and (ii) the commercial terms of Appendix C. Any such scientific achievements must be mutually-agreed between RBS and CCI within *** of delivery of such notification and upon such agreement, such Target may be added to the Collaboration as an Optional Target. Mutual agreement under this Section 4.2 and under Section 4.3 shall mean the agreement of RBS and CCI without recourse to the dispute resolution mechanism set forth in Section 7. 1.

        4.3 RELATED TARGETS. RBS may designate *** during each Research Program *** of certain Related Targets to be mutually agreed upon by the parties based on reasonable scientific arguments.

               4.3.1 IDENTIFICATION OF RELATED TARGETS PRIOR TO COMMENCEMENT OF RESEARCH PROGRAM. Related Targets for the Initial Targets will be identified and agreed upon by RBS and CCI and will be detailed in a Appendix B. Related Targets for the Optional Targets will be identified and agreed upon by RBS and CCI prior to commencement of the Research Program for such Optional Target, based on reasonable scientific arguments consistent with the format and approach set forth on Appendix A.

               4.3.2 IDENTIFICATION OF RELATED TARGETS DURING RESEARCH PROGRAM. Either Party may identify Targets as being Related Targets throughout the applicable Research Program, which shall be agreed upon by the RMC based on reasonable scientific arguments as


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applied to the associated *** , if any, and set forth in an amendment to
Appendix B; provided, however, that if CCI has delivered a term sheet to any Third Party and remains in discussions to enter into a binding agreement with such Third Party with respect to the proposed Target prior to such Target being identified as a potential Related Target, then such Target shall not become a Related Target.

        4.4 RELATED TARGET BECOMING OPTIONAL TARGET. If RBS proposes to make a Target an Optional Target and such Target is already a Related Target, the provisions set forth in Section 4.3 relating to the format and approach would supersede the provisions of Section 4.2; provided, however, that the commercial terms of Appendix C rather than Appendix D shall apply to such Optional Target. If there is a dispute, the dispute resolution mechanism set forth in Section 7.1 shall be utilized.


        4.5 REFINING COLLABORATION TARGETS. The RMC may refine the definition of a Collaboration Target based upon reasonable scientific judgment.


        4.6 MAXIMUM NUMBER OF TARGETS. The Collaboration may be expanded to a total of *** projects subject to the provisions of Section 4.2; provided, however that after the Collaboration initiates *** Collaboration Targets, RBS shall pay an upfront fee of *** *** per Optional Target for the final *** Optional Targets (Collaboration Target numbers *** ) upon the commencement of the Research Program for each such Optional Target.


5.      TARGET EXCLUSIVITY


        5.1 COLLABORATION TARGET EXCLUSIVITY. During the Collaboration Target Exclusivity Period, CCI shall not work on such Collaboration Target with any party other than RBS or its Affiliates; provided, however, that if RBS (i) elects not to continue development of Collaboration Compounds against a Collaboration Target or (ii) ceases to pursue development of any Collaboration Compound with Due Diligence against a Collaboration Target and is not pursuing another Collaboration Compound against the same Collaboration Target, the Collaboration Target Exclusivity Period for such Collaboration Target will terminate and CCI will thereafter be free to work with any Third Party with respect to such Collaboration Target. In addition, following termination of the relevant Collaboration Target Exclusivity Period, CCI shall be free to work with any Third Party on a Collaboration Target.

        5.2 RELATED TARGET EXCLUSIVITY. During the Related Target Exclusivity Period, CCI will not work on any Related Target with any party other than RBS or its Affiliates except as set forth herein. If CCI is approached by a Third Party to work on a Related Target, CCI shall notify RBS in writing of the existence of Third Party interest with respect to such Related Target. RBS has *** from receipt of such notice to notify CCI in writing that RBS wishes to make such Related Target an Optional Target. If RBS fails to respond within such *** period, RBS shall be deemed to have approved CCI moving forward with negotiations with a Third Party with respect to such Related Target; provided, however, that RBS shall retain all rights to the Collaboration Compounds with


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respect to such Related Target subject to the terms hereof. If the *** is not a business day, the *** shall be deemed to be the next business day following. Upon commencement of the Research Program, such Related Target becomes an Optional Target and all of the terms and conditions applicable to a Optional Target, including but not limited to, application of the Collaboration Target Exclusivity Period rather than the Related Target Exclusivity Period apply to such Target. Nothing contained in this Agreement shall imply that CCI may not work with other parties on Related Targets using compounds other than Collaboration Compounds provided that any libraries utilized in such work are designed independently of Confidential Information provided by RBS.


6.      COLLABORATION COMPOUNDS

        6.1 COLLABORATION COMPOUND EXCLUSIVITY. Except as set forth in Section
6.2 and 6.4 and subject to Section 11.2, RBS shall have exclusive rights with respect to the Collaboration Compounds during the applicable Collaboration Compound Exclusivity Period.


        6.2 PRE-EXISTING AND RESTRICTED COMPOUNDS. CCI shall have no rights to any RBS Pre-existing Compound or to any Restricted Compound, unless and until such Restricted Compound is designated as a Development Candidate. RBS shall have no rights to any CCI Pre-existing Compound unless and until such CCI Pre-existing Compound is designated as a Development Candidate; provided, however, that CCI shall retain all rights to all compounds in the UIL.


        6.3 INTELLECTUAL PROPERTY RIGHTS. Subject to Section 11.2, RBS shall retain exclusive rights to all intellectual property with respect to the Collaboration Compounds during the applicable Collaboration Compound Exclusivity Period. RBS shall not obtain any rights in the UIL as a result of the Collaboration. RBS shall be responsible for filing, maintaining and prosecuting all Patents with claims covering Collaboration Compounds at its sole expense. Immediately prior to filing of a patent application for a Collaboration Compound, CCI shall assign all intellectual property rights it may have in such Collaboration Compound to RBS or its designee. RBS may elect upon *** prior written notice to CCI (given at least *** prior to any relevant deadline to (a) discontinue prosecution or maintenance or (b) not to file or conduct any further activities (including conducting any interferences, re-examinations, reissues, or oppositions) with respect to a Patent. CCI shall have the right to request that RBS or its designee prosecute, maintain, file or conduct further activities. If RBS or its designee elects not to file, maintain, or prosecute a Patent, CCI shall have the right to take over such filing, maintenance or prosecution, at its sole expense.


        6.4 SCREENING RIGHTS. Each Party shall be free to screen Collaboration Compounds made during the applicable Research Program Period as follows: (a) following expiration of the relevant Collaboration Target Exclusivity Period, against any Target; (b) at any time, for screening against any Target other than the Collaboration Targets; and (c) at any time, for screening for *** but such screening may be done either *** *** , against Related Targets and to use the information from such screening to develop *** to generate new compounds and evolve to a novel


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


structural series which is a patentable chemical entity.

        6.5 ACTIVE COLLABORATION COMPOUNDS AGAINST RELATED TARGETS. If either Party determines that a Collaboration Compound has in-vitro activity, *** *** against a Related Target (which level of in-vitro activity may be altered for a particular Related Target at such time as the Related Target is identified in accordance with Section 4.3), such Party shall provide written notice to the other Party within *** following such determination (the "Related Target Notice"). Within *** of receipt of such Related Target Notice, the parties shall begin negotiations to add such Related Target as a Research Program on terms and conditions as set forth in Appendix C with the specific lead approach to be determined by the RMC and other terms and conditions to be mutually agreed. If RBS and CCI are unable to come to mutually-agreeable terms within an additional *** , RBS will notify CCI (a) whether RBS (or Roche or a sublicensee) will pursue independent development of the Collaboration Compound against the Related Target in which case CCI shall receive compensation as set forth in Appendix D or (b) if RBS does not choose such independent development, CCI may pursue independent development of the Collaboration Compound against the Related Target in which case RBS shall receive compensation as set forth in Appendix D; or (c) that CCI and RBS may each pursue independent development of the Collaboration Compound against the Related Target in which case neither Party shall owe the other Party royalties. *** made *** .


        6.6 SUPPLY OF COLLABORATION COMPOUNDS. Aliquots of at least *** of any Collaboration Compound that has been synthesized and characterized will be prepared and given to RBS *** of such synthesis and characterization. CCI shall replenish that amount within *** of RBS's reasonable request. CCI shall keep aliquots of any Collaboration Compound that has been synthesized at CCI. RBS will have primary responsibility for synthesizing large amounts of Collaboration Compounds, but CCI will assist RBS as agreed to by CCI's Vice President of Chemistry at the time of such request.

7.      RESEARCH MANAGEMENT & PLAN


        7.1 RESEARCH MANAGEMENT COMMITTEE. The design, review and conduct of the Research Program for each Collaboration Target will be coordinated by a Research Management Committee ("RMC"), which will meet quarterly. The RMC will consist of an equal number of members from RBS (or Roche if RBS so elects) and CCI, will include the Project Leaders and other appropriate representatives from RBS and CCI as mutually agreed, and will be co-chaired by scientists from each of RBS and CCI. Decisions of the RMC shall be by consensus. If a decision is not reached by the RMC with respect to management of the applicable Research Program during the term of such Research Program, the dispute will be referred to the co-chairs of the RMC. The co-chairs of the RMC will initially be the VP-Chemistry of CCI and Therapy Head Director of RBS and subsequently may change as mutually-agreed upon by the Parties. If the co-chairs of the RMC are unable to resolve the dispute, the dispute will be referred to CCI's Chief Scientific Officer and to a VP, Chemical and Pharmaceutical Services from RBS. If they are unable to reach an agreement, such dispute will be referred to CCI's Chief Executive Officer and the Senior Vice President, Head


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


of the Inflammatory Disease Unit of RBS. If such officers are unable to reach an agreement, CCI's Chief Executive Officer will have the option to present the issues/circumstances surrounding the dispute to RBS' President. However, such dispute shall be *** *** .


        7.2 PROJECT TEAMS. Project Teams, comprised of an equal number of representatives from RBS and CCI, will be established to coordinate individual programs, and will meet monthly. Each Project Team will be co-chaired by two Project Leaders, one from RBS and one from CCI, who will also serve on the RMC. The Project Team may be expanded to include additional members upon the mutual agreement of the Parties.

        7.3 RESEARCH PLANS. The RMC shall prepare a Research Plan at the beginning of each Research Program which may be refined and amended by the RMC as appropriate.

8.      COLLABORATION TERM AND TERMINATION


        8.1 TERM. The initial term of the Collaboration shall be two years from the date of the first meeting of the RMC (the "Collaboration Term"). The parties may extend the term of the Collaboration upon mutual agreement. In addition, the term of any Research Program initiated on a Collaboration Target will last for that length of time set forth in Article 3 for each type of Research Program. A Research Program may begin any time during the Collaboration Term and may extend beyond the term of the Collaboration Term, i.e. a Lead Generation Program that begins at the end of the Collaboration Term may terminate two years later.

        8.2 TERMINATION BY RMC. A Research Program may be terminated by the RMC for any reason; provided, however, that if the RMC does not re-allocate FTEs among other Research Programs, RBS will continue funding such FTEs for an additional period of *** *** from the date of such decision to terminate. If another Research Program commences during such *** period, then the amount of FTE payments shall be credited against the new Research Program.

        8.3 TERMINATION BY RBS OR CCI. A Research Program may be terminated by RBS or CCI upon thirty (30) days prior written notice to the other party if (a) there is a negative outcome in a key proof of principle experiment for the specific target as determined by the RMC or (b) a mechanism-based toxicity is discovered and confirmed by the RMC, whether by RBS, CCI or otherwise. Either Party may terminate a Research Program if there is a material breach which remains uncured for ninety (90) days following notice of such material breach by the other Party with respect to the relevant Research Program.

        8.4 TERMINATION OF RESEARCH FUNDING. All Research Funding for a given Research Program shall terminate upon termination of such Research Program except as set forth in Section 8.2 or unless the FTEs are re-allocated by the RMC. Following termination of a Research Program pursuant to Section 8.2 or
Section 8.3, RBS and CCI shall be free to pursue independent opportunities with respect to the relevant Collaboration Target, unless the termination of the Research Program is due to CCI's material uncured breach (subject to the


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


cure provisions of Section 8.3), in which case CCI shall be prevented from pursuing any such opportunities against such Collaboration Target for a period of three (3) years after any such termination. Following termination of a Research Program pursuant to Section 8.3 or pursuant to Section 8.2 if no milestone payments have been made, the Collaboration Compounds shall be deemed to have no Target Activity and CCI shall be free to pursue independent opportunities with respect to the Collaboration Compounds upon the termination of the relevant Collaboration Compound Exclusivity Period, provided, however, that if the termination of the Research Program is due to CCI's material uncured breach (subject to the cure provisions of Section 8.3), then CCI shall be prevented from pursuing any such opportunities for the longer of (i) the relevant Collaboration Compound Exclusivity Period or (ii) *** after any such termination.


9.      PAYMENT OBLIGATIONS

        9.1 PROJECT INITIATION FEE. RBS shall pay CCI a one-time only, non-refundable, non-contingent project initiation fee of *** upon execution of this Agreement.


        9.2 RESEARCH FUNDING. Research Programs will be generally staffed by CCI senior scientific management and approximately 4.5 CCI scientists, consisting of 3 FTE chemists, 1/2 FTE software, 1/2 FTE analytical and 1/2 FTE instrumentation at *** per Research Program per year or approximately *** per FTE. Research support will be paid to CCI quarterly on the first day of the quarter for which such payment is due; provided, however, that the first two quarters' payment for the Initial Target Research Programs, consisting of *** will be made upon execution of this Agreement; and provided, further, that such payments shall be credited by CCI to the appropriate Research Program and the first payment due following commencement of the Research Program shall be at the beginning of the third quarter of such Research Program.


        9.3 MILESTONE PAYMENTS. The milestone payments set forth in Appendix C (as further specified in the applicable Research Program set forth in Appendix
A) shall be made by RBS within **** of (i) notice to RBS by CCI of the achievement of or (ii) achievement by RBS of each such milestone. The milestone payments set forth in Appendix D shall be made by the applicable Party within *** the achievement of each such milestone.

        9.4    ROYALTIES.


               9.4.1 ROYALTY RATES. During the Royalty Term, RBS will pay CCI royalties on Net Sales on a country-by-country basis as follows:

                                                    ROYALTY
                                 ROYALTY              RATE               MINIMUM
                                  RATE            (Product Not           ROYALTY
    LEAD          PROGRAM    (Product Patent         Patent          RATE (If Other
  APPROACH        EXAMPLE      Protected)          Protected)           Patents)
-------------     -------    ---------------      -------------      --------------
OPTIMIZATION        ***            ***                ***                  ***
 EVOLUTION          ***            ***                ***                  ***
 GENERATION         ***            ***                ***                  ***


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                                       13

        (1) Royalties in a country will be paid at *** on the portion of *** *** worldwide Net Sales of up to and including ***; *** on the portion of *** *** worldwide Net Sales above *** .

        (2) Royalties in a country will be paid *** on the portion of *** *** worldwide Net Sales of up to and including *** on the portion of *** *** worldwide Net Sales above *** .

         9.4.2 OTHER PATENTS. If RBS is required to pay royalties to a Third Party, to make, use or sell a Product for which RBS is currently paying royalties to CCI either to avoid infringing such Third Party's compound patent rights or to obtain a license for a patent (including but not limited to patents covering drug delivery devices) that RBS or Roche deems necessary to effectively market the Product (the "Additional Royalties"), then the royalties to be paid to CCI by RBS shall be reduced by *** of the amount of the Additional Royalties, provided, however, that at no time during the Royalty Term will CCI receive less than the Minimum Royalty Rates set forth in the chart above.

        9.4.3 COMBINATION PRODUCT. If a Product includes both component(s) for which royalties are due hereunder ("Royalty Bearing Component(s)") and a component which is diagnostically useable or therapeutically active alone or in a combination which does not require a Royalty Bearing Component ("Non-Royalty Bearing Component(s)") (such Product being a "Combination Product"), then Net Sales shall be the amount which is normally received by RBS, its Affiliates or sublicensees from a sale of the Royalty Bearing Component(s) in an arm's length transaction with a Third Party. If the Royalty Bearing Component(s) are not sold separately, then Net Sales upon which a royalty is paid shall be the Net Sales of the Combination Product *** the numerator of which is the *** and the denominator of which is the *** .


        9.5 OPTION TO PURCHASE EQUIPMENT. CCI is developing automation instrumentation for internal purposes and is currently evaluating its options for making such instrumentation available to its collaborators or for commercial sale, either directly or through a Third Party. An automation summary has been provided in Appendix E to serve as a

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

guideline with respect to the potential availability of such equipment and its potential pricing.

10.     LOGISTICS OF PAYMENT; REPORTS; RECORDS; AUDITS


        10.1 PAYMENT AND REPORTS. All royalty payments due to either Party under this Agreement shall be paid in U.S. dollars within sixty (60) days, or ninety
(90) days if the Product is sublicensed to a Third Party, of the end of each calendar quarter unless otherwise specifically provided herein. Each payment of royalties shall be accompanied by a report of Net Sales or CCI Net Sales, as appropriate, in sufficient detail to permit confirmation of the accuracy of the royalty payment made.


        10.2 METHOD OF PAYMENT. All payments, including royalties, to CCI under this Agreement will be made according to the wire transfer instructions set forth in Appendix F, which may be amended from time to time by CCI upon submission of a new Appendix F to RBS. Any payments to RBS under this Agreement shall be made by wire transfer as instructed by RBS prior to such payment being made.

        10.3 ROCHE EXCHANGE RATE. For countries other than the United States, the conversion to U.S. dollars from any foreign currency shall be made as follow:

                (a) For Roche:

                      (i) when calculating the Adjusted Gross Sales, the amount of such sales in foreign currencies shall be converted into Swiss Francs as computed in the central Roche's Swiss Francs Sales Statistics for the countries concerned, using the average monthly rate of exchange at the time for such currencies as retrieved from the Reuters System;

                      (ii) when calculating the royalties on Net Sales, such conversion shall be at the average rate of the Swiss Franc to the United States dollars as retrieved from the Reuters System for the applicable calendar quarter.

                      (b) for a sublicensee in a country:

                      when calculating the Adjusted Gross Sales, the amount of such sales shall be reported by the sublicensee to Roche within thirty (30) days from the end of a calendar quarter, after having converted each applicable monthly sales in foreign currency into United States dollars using the average monthly rate of exchange published in the Wall Street Journal (or some other source agreed upon in writing by the parties for a particular country) of the applicable calendar quarter.

        10.4 CCI EXCHANGE RATE. Royalty payments and reports of CCI Net Sales shall be calculated and reported for each calendar quarter. With respect to each quarter, for countries other than the United States, whenever for the purpose of calculating royalties conversion from any foreign currency to United States dollars shall be required, such conversion shall be made as follows: when calculating the Adjusted Gross Sales, the amount of such sales in foreign currencies shall be converted into United States dollars for the countries concerned, using the average monthly rate of exchange at the time for such currencies as retrieved from the Reuters System.


        10.5 FINANCIAL RECORDS AND AUDIT RIGHTS. During the term of this Agreement and for a period of two years thereafter, any Party paying royalties (the "Royalty Paying Party") shall keep complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit the other Party (the "Royalty Receiving Party") to confirm the accuracy of all payments due hereunder. The Royalty Receiving Party shall have the right to cause an independent, major (big six) certified public accountant firm reasonably acceptable to Roche to audit such records to confirm the Net Sales or CCI Net Sales, as appropriate, for the preceding year. Any information obtained during such audit shall be treated as Confidential Information. Such audits may be exercised during normal business hours once a year upon at least thirty (30) working days' prior written notice to the Royalty Paying Party. The Royalty Receiving Party shall bear the full cost of such audit unless such audit discloses a variance of more than five percent (5 %) from the amount of the Net Sales or CCI Net Sales, as appropriate, reported by the Royalty Paying Party for such audited period. In such case, the Royalty Paying Party shall bear the full cost of such audit.

        10.6 TIME RECORDS. During the term of this Collaboration and for a period of two years thereafter, CCI shall keep complete and accurate records documenting the time spent by CCI employees in direct support of the Collaboration. RBS shall have the right to audit such records to confirm CCI time records and research costs for the preceding year upon thirty (30) working days' prior written notice. Such audits may be exercised during normal business hours once a year upon notice to CCI.


        10.7 TAXES. All turnover and other taxes levied on account of the royalties and other payments accruing to each Party under this Agreement shall be paid by the Party receiving such royalty or other payment for its own account, including taxes levied thereon as income to the receiving Party. If provision is made in law or regulation for withholding, such tax shall be deducted from the royalty or other payment made by the Party making such payment to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to the Party entitled to the royalty. Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

11.     LICENSE GRANT


        11.1 CCI GRANT TO RBS. Subject to the terms and conditions of this Agreement, CCI hereby grants to RBS an exclusive (even as to CCI and its Affiliates), worldwide license, with the right to sublicense under the CCI Technology to make, have made and use Collaboration Compounds, and to make, have made, use, have used, sell, have sold and import Products in the Field. Such license shall remain exclusive in relation to each Collaboration Compound so long as Roche or its sublicensees continues to develop and commercialize such Collaboration Compound and/or a Product containing such Collaboration Compound against a Collaboration Target with Due Diligence.

        11.2   RBS DUE DILIGENCE FAILURE.


               11.2.1 RBS GRANT BACK TO CCI. Upon termination of the relevant Collaboration Compound Exclusivity Period and subject to the terms and conditions of this Agreement, if Roche has failed to develop and commercialize with Due Diligence a Development Candidate or a Product, as the case may be (a "Returned Product"), RBS will grant to CCI an exclusive (exclusive even as to RBS and its Affiliates), worldwide license under those RBS Patents and know-how related exclusively to the Development Candidate to make, have made, use, have used, sell, have sold and import such Returned Product in the Field.

               11.2.2 FLAT FEE. Rather than returning such Development Candidate or Product to CCI, RBS may pay CCI a flat fee equal to *** *** in *** *** , as determined by an independent market researcher, who shall be mutually agreed upon between the parties (the "Flat Fee"). However, if having paid such Flat Fee, the compound is ultimately commercially sold, milestones and royalties will be reinstated and such Flat Fee will be credited against future payments.

               11.2.3 RECIPROCAL ROYALTIES. If a Returned Product is commercialized by CCI or one of its partners or sublicensees, after such transfer of such Returned Product to CCI hereunder, the royalties set forth above and in the Appendices C and D which would otherwise be payable to CCI shall be payable to RBS on the CCI Net Sales. In addition, if a Returned Product incorporates a Restricted Compound, CCI shall pay the royalties owed by RBS to the Third Party who has rights to such Restricted Compound and the royalties payable to RBS by CCI shall be decreased in accordance with Section 9.4.2.


12.     TERM AND TERMINATION OF THE AGREEMENT


        12.1 TERM. This Agreement shall terminate at the end of the Royalty Term for the last Collaboration Compound for which a Party is paying royalties hereunder.

        12.2 TERMINATION. This Agreement may be terminated (a) by either Party upon a material breach which remains uncured for ninety days following notice to the breaching Party; or (b) after the first twelve (12) months of the Collaboration Term, by RBS upon 180 days prior written notice; or (c) by RBS until the end of the term of the last-to-expire Research Program, upon 45 days prior written notice if both *** and *** leave CCI and CCI does not receive RBS's agreement that one or both have been adequately replaced.


        12.3 RESULTS OF TERMINATION. All Research Support shall terminate upon termination of this Agreement. Royalties and milestone payments shall survive any such termination; provided however that if such termination is by RBS due to a material breach by CCI of this Agreement, RBS will only owe CCI royalties and milestones payments for any Product resulting from those Collaboration Compounds generated for the Research Program prior to CCI's uncured material breach. In addition, the provisions of Section 8.4 with

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

respect to CCI's rights to work with the Collaboration Targets and the Collaboration Compounds shall apply; provided, however, that if the relevant Collaboration Target Exclusivity Period and/or the Collaboration Compound Exclusivity Period has expired, CCI shall have no such constraints on their actions.

13.     CONFIDENTIAL INFORMATION


        13.1 NONDISCLOSURE. During the term of the Collaboration and for a period of five years after termination thereof, each Party will maintain all Confidential Information in trust and confidence and will not disclose any Confidential Information to any Third Party or use any Confidential Information for any purpose except (i) as expressly authorized by this Agreement, (ii) as required by law or court order, (iii) to its consultants, sublicensees, subcontractors or agents who need to know to accomplish the purposes of this Agreement. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Affiliates, employees, agents, consultants, sublicensees, and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.


        13.2 EXCEPTIONS. Confidential Information shall not include any information which the receiving Party can prove by competent evidence:

                      (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

                      (b) is known by the receiving Party at the time of receiving such information, as evidenced by its records;

                      (c) is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

                      (d) is independently developed by the receiving Party without the aid, application or use of Confidential Information; or

                      (e) is the subject of a written permission to disclose provided by the disclosing Party.

14.     PUBLICATIONS


        Neither Party shall publish any information with respect to Collaboration Compounds without the prior written permission of the Publications Committee (i) for the relevant Collaboration Target Exclusivity Period plus three years for Collaboration Compounds with Target Activity and (ii) for the Collaboration Target Exclusivity Period for Collaboration Compounds without Target Activity. Should a Collaboration Compound be designated by a Party as a Development Candidate, the other Party shall not publish any information with



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


respect to that Collaboration Compound or structurally similar Collaboration Compounds without the prior written consent of the other Party.


15.     PUBLIC STATEMENTS


        Neither Party shall use the name of the other Party in any prospectus, annual report, press release or other public statement without the prior written approval of the other Party, which may not be unreasonably withheld or delayed; provided, however, that both Parties shall endeavor in good faith to give the other Party a minimum of five business days to review such prospectus, annual report, press release, or other public statement; and provided, further, that if a Party does not approve such public statement, either Party may still use the name of the other Party in any prospectus, annual report, press release or other public statement without the prior written approval of the other Party, if such Party is advised by counsel that such disclosure is required to comply with applicable law.

16.     INDEMNIFICATION

        Each Party hereby agrees to save, defend and hold the other Party and its officers, directors, employees, consultants and agents harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and losses, including reasonable legal expense and attorneys' fees ("Losses") resulting directly or indirectly from the manufacture, development, use, handling, storage, sale or other disposition of chemical agents, Collaboration Compounds or Products by such Party, its Affiliates or sublicensees except to the extent such Losses result from the gross negligence or willful misconduct of the Party claiming a right of indemnification under this Article 16. If either Party seeks indemnification under this Section 16, it shall inform the other Party of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the other Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the other Party) in the defense of the claim.


17.     ASSIGNABILITY


        This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement, in whole or in part, to an Affiliate or to a successor of a Party in connection with the merger, consolidation, or sale of all or substantially of such Party's assets or that portion of its business pertaining to the subject matter of this Agreement. RBS also has the right to extend its rights and benefits under this Agreement to any Affiliate.


18.     DISPUTE RESOLUTION PROCEDURES

        18.1 SENIOR EXECUTIVES DISCUSSIONS. If a decision is not reached by the RMC, the dispute will be resolved as set forth in Section 7.1 above. If a dispute arises between RBS and CCI with respect to matters other than the management of a Research Program, either during or after the Research Period, such dispute will be referred to the appropriate senior management in the area of the dispute. If such senior management are unable to resolve such dispute, such dispute will be referred to CCI's Chief Executive Officer and RBS's President (or equivalent senior Roche officer). If such officers are unable to reach an agreement within *** following the initiation of discussions between CCI's Chief Executive Officer and RBS's President (or equivalent senior Roche officer), such dispute shall be settled first by non-binding mediation and thereafter by arbitration as described in Sections 18.2 and 18.3 below.


        18.2 NON-BINDING MEDIATION. Any dispute which is not resolved by the parties within the time period described in Section 18.1 shall be submitted to an alternative dispute resolution process ("ADR"). Within five (5) business days after the expiration of the thirty (30) day period set forth in Section 18. 1, each Party shall select for itself a representative with the authority to bind such Party and shall notify the other Party in writing of the name and title of such representative. Within ten (10) business days after the date of delivery of such notice, the representatives shall schedule a date for engaging in non-binding ADR with a neutral mediator or dispute resolution firm mutually acceptable to both representatives.

Any such mediation shall be held in a mutually agreeable location; provided, however that if the parties cannot so agree, such mediation shall occur in San Diego, California if brought by RBS or in Palo Alto, California, if brought by CCI. Thereafter, the representatives of the parties shall engage in good faith in an ADR process under the auspices of such individual or firm. If the representatives of the parties have not been able to resolve the dispute within thirty (30) business days after the conclusion of the ADR process, or if the representatives of the parties fail to schedule a date for engaging in non-binding ADR within the ten (10) day period set forth above, the dispute shall be settled by binding arbitration as set forth in Section 18.3 below. If the representatives of the parties resolve the dispute within the thirty (30) day period set forth above, then such resolution shall be binding upon the parties. If either Party fails to abide by such resolution, the other Party can immediately refer the matter to arbitration under Section 18.3.


        18.3 BINDING ARBITRATION. If the parties have not been able to resolve the dispute as provided in Sections 18.1 and 18.2 above, the dispute shall be finally settled by binding arbitration. Any arbitration hereunder shall be conducted under rules of the American Arbitration Association. The arbitration shall be conducted before three arbitrators chosen according to the following procedure: each of the parties shall appoint one arbitrator and the two so nominated shall choose the third. If the arbitrators chosen by the parties cannot agree on the choice of the third arbitrator within a period of *** after their appointment, then the third arbitrator shall be appointed by the Court of Arbitration of the American Arbitration Association. Any such arbitration shall be held in a mutually agreeable location; provided, however that if the parties cannot so agree, such arbitration shall occur in San Diego, California if brought by RBS or in Palo Alto, California, if brought by CCI. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as they determine. The arbitral award (i) shall be final and binding upon the parties; and (ii) may be entered in any court of competent jurisdiction.

        18.4 INJUNCTIVE RELIEF. Nothing contained in this Section or any other provisions of this Agreement shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other Party to comply with its obligations hereunder before or during the pendency of mediation or arbitration proceedings.

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                                       20

19.     NOTICES

        Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or if delivered by hand to a Party at the respective addresses and facsimile numbers as set forth below or at such other address and facsimile number as such Party may designate. If sent by facsimile letter, notice shall be deemed given when the transmission is completed if the sender has a confirmed transmission report. If a confirmed transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.

if to CCI, to:

        CombiChem, Inc.
        9050 Camino Santa Fe
        San Diego, California 92121
        Attention: President
        Fax number: 619/530-9998

with a copy to:

        Brobeck, Phleger & Harrison LLP
        550 West C Street, Suite 1300
        San Diego, California 92101
        Attention:  Faye H. Russell, Esq.
        Fax number: (619) 234-3848

if to RBS, to:

        Roche Bioscience, a division of Syntex (U.S.A.) Inc.
        3401 Hillview Avenue
        Palo Alto, California 94304
        Attn: President
        Fax number: 415-852-2595

with a copy to

        Roche Bioscience, a division of Syntex (U.S.A.) Inc.
        3401 Hillview Avenue
        Palo Alto, California 94304
        Attn: Legal Department
        Fax number: 415-852-1338

20.     INDEPENDENT CONTRACTOR

        Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided for herein.

21.     SURVIVAL

        The provisions of Sections 9, 10, 13, 14, 15, 16, 18, 19, and 22.3 shall survive termination of this Agreement.

22.     ADDITIONAL TERMS

        22.1 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Appendices) constitutes the entire understanding between the parties with respect to the subject matter hereto and supersedes and replaces all previous negotiations, understandings, representations, writings, and contract provisions and rights relating hereof. The parties agree that all services provided hereunder shall be subject to and governed by the terms and provisions set forth herein, and none of the terms and conditions contained on any proposal, purchase order, invoice, or other writing, shall have any effect or change the provisions of this Agreement.

        22.2 AMENDMENTS; NO WAIVER. No provision of this Agreement may be amended, revoked or waived except by a writing signed and delivered by an authorized officer of each Party. Any waiver on the part of either Party of any breach or any right or interest hereunder shall not imply the waiver of any subsequent breach or waiver of any other right or interest.

        22.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

        22.4 HEADINGS. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of or interpretation of this Agreement.

        22.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

COMBICHEM, INC.                             SYNTEX (U.S.A.) INC.

By: /s/ Vicente Anido                       /s/ James N. Woody
--------------------------------------      ------------------------------------
Vicente Anido, Ph.D.                        James N. Woody, M.D., Ph.D.
President and Chief Executive Officer       President


Appendix A - Description of Research Programs
Appendix B - Related Targets
Appendix C - Collaboration Financial Summary
Appendix D - Related Product Milestone Summary
Appendix E - CombiSyn Automation Instruments
Appendix F - Wire Transfer Instructions

                                       ***
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                                       ***


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                               Appendix A Page A-1

                                       ***
                                       ***
                                       ***


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                               Appendix A Page A-2

                                       ***
                                       ***
                                       ***


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                               Appendix A Page A-3

                                       ***
                                       ***
                                       ***


                                       ***
                                       ***
                                       ***

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                               Appendix A Page A-4

                                   APPENDIX B

                                 RELATED TARGETS


None at this time

                                   APPENDIX C

                         COLLABORATION FINANCIAL SUMMARY
                                 ($ in millions)


                                                      Lead          Lead           Lead
                                                  Optimization    Evolution    Generation(i)
                                                  ------------    ---------    -------------
UPFRONT FEE                              ***

RESEARCH SUPPORT
  ***   target per year
(1) Lead Optimization  ***                              ***
(2) Lead Evolution   ***                                              ***
(3) Lead Generation  ***                                                              ***

DISCOVERY MILESTONES

Lead Optimization

Milestone:  LO-1                                        ***
Milestone:  LO-2                                        ***

Lead Evolution
Milestone:  LE-1                                                      ***
Milestone:  LE-2                                                      ***

Lead Generation
Milestone:  LG-1                                                                      ***
Milestone:  LG-2                                                                      ***
Milestone:  LG-3                                                                      ***

ADDITIONAL MILESTONES

(1) IND (ii)                                            ***          ***              ***
(2) Earlier of acceptance into
Roche development pipeline or
initiation of Phase III Clinical
Trials (iii)                                            ***          ***              ***
(3) NDA or equivalent approval
in Japan or the European Community,
whichever of these approvals occurs
first (iv)                                              ***          ***              ***
                                                        ---          ---              ---
                                                        ***          ***              ***

Royalty Rates                                           ***          ***              ***

Footnotes
---------

(i)   project utilizes Universal Informer Library

(ii) to be paid *** *** for a Discovery Milestone or Additional Milestone except for *** ***

(iii) to be paid only for ***

(iv)  to be paid for each *** provided that no milestone shall be paid for ***
      ***

(v) if patented; lower under the circumstances set forth in Section 9; split royalty structure ***



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

                                   APPENDIX D

                     MILESTONES FOR RELATED PRODUCTS SUMMARY
                                 ($ in millions)


                                                                         Lead
Discovery Milestones                                                 Optimization
--------------------                                                 ------------
Lead Optimization                                                         ***

Milestone: A(i)
ADDITIONAL MILESTONES

(1) IND (ii)                                                              ***

(2) Acceptance into Roche development
pipeline or initiation of
Phase III Clinical Trials (iii)                                           ***

(3) NDA or equivalent approval in Japan
or the European Community, whichever of
these approvals occurs first (iv)                                         ***
                                                                          ---
                                                                          ***

ROYALTY RATE                                                              ***

FOOTNOTES
---------

(I)     ESTABLISHMENT OF A DEVELOPMENT CANDIDATE

(II) TO BE PAID *** *** FOR DISCOVERY MILESTONES OR ADDITIONAL MILESTONES EXCEPT FOR ***

(III)   TO BA PAID ONLY FOR ***

(IV)    TO BE PAID FOR EACH *** PROVIDED THAT NO MILESTONE SHALL BE PAID FOR
        ***  ***



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

                                   APPENDIX E

                               COMBISYN AUTOMATION
                                     SUMMARY

1.      CombiSyn SP40 Synthesizers
        SP40 synthesizers are currently project to be priced at *** per unit, if made available to collaborators or for commercial sale. This instrument is in its beta stage and, if commercialized, would potentially become available in 1998 (subject to the extent of modifications resulting from beta test).

2.      CombiSyn PWS-20
        PWS-20 purification/work-up stations are currently expected to be priced at *** per unit, if made available to collaborators or for commercial sale. This unit is in the development stage and, if commercialized, would potentially become available in 1998 (subject to the extent of modifications resulting from beta test).

3.      PE-SCIEX MS-LC
        PE-SCIEX API-100LC Mass Spectrometer systems may be purchased from PE-SCIEX directly. This unit is currently available.


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

                                   APPENDIX F

                                 COMBICHEM, INC.

                       INCOMING WIRE TRANSFER INSTRUCTIONS
                                    (into ***


Transfer Funds to:

            ***
        New York, NY

Routing Transit/ABA Number:

            ***

For Account of:

            ***

Account Number:

            ***

For Further Credit to:

            ***
     CombiChem, Inc.

Funds must be received by NFSC by 11:00 a.m. PST for same day credit.

Please call to advise regarding funds transferred:

        At CombiChem, Inc.:

            ***
        (619) 530-0484, ext. 113 - Telephone
        (619) 530-9998 - Fax


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.